UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): August 2, 2011

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 West Chester Pike, Suite 200 West Chester, PA		19382
(Address of Principal Executive Offices)		(Zip Code)

(484) 947-2048

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 2, 2011, Nobel Learning Communities, Inc., a Delaware corporation (the “Company”), convened a special meeting of its stockholders (the “Meeting”). The Meeting was called for the following purposes:

(1)	Merger Proposal. To consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 17, 2011, by and among the Company, Academic Acquisition Corp. (“Parent”) and Academic Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub” which, along with Parent, is an affiliate of Leeds Equity Partners V, L.P. (“Leeds”)), pursuant to which each share of the Company’s common stock and Series D convertible preferred stock outstanding at the effective time of the merger will be converted into the right to receive $11.75 and $1.88 in cash, respectively, and the Company will become a wholly-owned subsidiary of Parent (the “Merger”);

(2)	Advisory Vote on Golden Parachute Compensation. To consider and cast a nonbinding advisory vote on the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the Merger as reported on the golden parachute compensation table in the Company’s definitive proxy statement filed on June 29, 2011; and

(3)	Adjournment Proposal. To consider and vote upon a proposal to approve one or more adjournments or postponements of the Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement.

Only stockholders of record as of the close of business on June 24, 2011, were entitled to vote at the Meeting. At the Meeting, 9,014,396 shares of common stock of the Company were represented in person or by proxy and entitled to vote, constituting a quorum for the purposes of the vote.

The final voting results with respect to the Merger Proposal are set forth below:

For	Against	Abstain	Broker Non-Votes
9,005,102	8,683	611	0

The final voting results with respect to the Advisory Vote on Golden Parachute Compensation are set forth below:

For	Against	Abstain	Broker Non-Votes
4,872,349	159,685	3,982,362	0

The final voting results with respect to the Adjournment Proposal are set forth below:

For	Against	Abstain	Broker Non-Votes
8,917,640	62,114	34,642	0

Safe Harbor for Forward-Looking Statements

This current report, and the information incorporated by reference herein, contains forward-looking statements as defined by the federal securities laws, which are based on the Company’s current expectations and assumptions. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include uncertainties as to the timing of the merger; the possibility that various closing conditions for the consummation of the merger may not be satisfied or waived, the risk that the market price of the Company’s common stock may decline if the merger is not completed or is delayed, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the SEC including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended July 3, 2010. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

By:	/s/ Thomas Frank

Name:	Thomas Frank
Title:	Chief Financial Officer

Date: August 2, 2011